EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No.                     ) pertaining to the Amended and Restated Signature Group Holdings, Inc. 2006 Performance Incentive Plan, of our report dated March 30, 2012, with respect to the consolidated financial statements as of December 31, 2011 and 2010 and for the years then ended of Signature Group Holdings, Inc. and subsidiaries (formerly Fremont General Corporation) appearing in this Form S-8.

/s/ SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

Newport Beach, California

May 7, 2012